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                                                                    EXHIBIT 5(A)



                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com



                                November 2, 2001

Renal Care Group, Inc.
2100 West End Avenue, Suite 800
Nashville, Tennessee 37203

         Re:      Form S-8 Registration Statement --
                  Renal Care Group, Inc.

Ladies and Gentlemen:

         We have acted as counsel for Renal Care Group, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 2,000,000 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Renal Care Group, Inc. 1999 Long-Term Incentive Plan (the "Plan") and 119,000 options granted outside of a plan (the "Freestanding Options"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof.


1211 East Morehead Street    3605 Glenwood Avenue, Suite 310    601 Pennsylvania Avenue, N.W.
   P. O. Drawer 34009               P. O. Drawer 31107            North Building, 11th Floor
Charlotte, NC 28234-4009          Raleigh, NC 27622-1107          Washington, DC 20004-2601
      704-331-6000                     919-420-2200                      202-756-3300
    Fax: 704-334-2014               Fax: 919-420-2260                 Fax: 202-756-3333

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Renal Care Group, Inc.
November 2, 2001
Page 2

         Based upon the foregoing, it is our opinion that the 2,119,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan and the Freestanding Options, when issued in accordance with the terms and conditions of the Plan and the Freestanding Options, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                    Sincerely,

                                    ALSTON & BIRD LLP



                                    By: /s/ STEVEN L. POTTLE
                                        ----------------------------------------
                                        Steven L. Pottle, Esq.